UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2006 (September 13, 2006)
Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

3900 Essex Lane, Houston, Texas (Address of Principal Executive Offices)		77027 (Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 15, 2006, Baker Hughes Incorporated (the “Company”) entered into an Indemnification Agreement effective September 10, 2006, with Gary G. Rich, the newly appointed Vice President of the Company and President of the Company’s Hughes Christensen division. The Indemnification Agreement requires the Company to indemnify Mr. Rich against certain liabilities that may arise by reason of his status or service as a Vice President of the Company, to advance his expenses incurred as a result of a proceeding as to which he may be indemnified and to cover such person under any directors’ and officers’ liability insurance policy the Company chooses to maintain. The Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and shall be in addition to any rights Mr. Rich may have under the Company’s Restated Certificate of Incorporation, Bylaws and applicable law.
The Company and Mr. Rich also entered into a Change in Control Severance Agreement on September 15, 2006, effective as of September 10, 2006. The Change in Control Severance Agreement defines the benefits Mr. Rich would receive in connection with certain change in control, or a potential change in control, events coupled with their loss of employment. If eligible, Mr. Rich would receive certain benefits, including a lump sum payment based on three times a salary and bonus formula, continuation of health and insurance benefits for 36 months, a payment for incentive and benefit plans participation and a gross-up payment in respect of excise taxes.
The foregoing descriptions of the Indemnification Agreement and the Change in Control Agreement do not purport to be complete and are qualified in their entirety by reference to the applicable agreements, forms of which agreements were filed as exhibits to the Company’s Form 10-K for the year ended December 31, 2003 and Form 10-Q for the quarter ended September 30, 2004, respectively.
Item 7.01 Regulation FD Disclosure.
On September 13, 2006, the Company issued a news release announcing the organizational appointments. A copy of the news release is being furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
99.1	News Release of Baker Hughes Incorporated dated September 13, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: September 15, 2006	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release dated September 13, 2006.